Exhibit 99

PRESS RELEASE
GE Reports Second-Quarter EPS up 13% to $.52 per Share;
2007 Share Repurchase Program Increased to $14 billion;
Record Orders of $25 billion, up 32%

2Q ’07 Highlights (Continuing Operations)

▪	Earnings per share (EPS) of $.52, up 13%; Earnings of $5.4 billion, up 12%
▪	Revenues of $42.3 billion, up 12%; Organic revenue growth of 8%
▪	Global revenues of $21.2 billion, up 21%; developing markets revenues of $8.3 billion, up 29%
▪	Total orders of $25 billion, up 32%; major equipment orders of $13.1 billion, up 54%; services orders of $8.1 billion, up 11%
▪	Segment operating profit margin increased 70 basis points to 17%
▪	Share repurchase program increased to $14 billion for 2007, with $12 billion expected to be completed between now and year end

Fairfield, Conn., July 13, 2007– GE announced today record second-quarter 2007 earnings from continuing operations of $5.4 billion or $.52 per share, up 12% and 13%, respectively, from second quarter 2006.  Revenues from continuing operations were $42.3 billion, up 12%, increasing 8% organically.

“Infrastructure and Commercial Finance, which account for 56% of segment profit, led our strong performance this quarter with profit growth of 23% and 18%, respectively,” GE Chairman and CEO Jeff Immelt said.  “Global demand for our Infrastructure products and services is unprecedented with double-digit revenue and earnings growth in Oil & Gas, Aviation, Energy, and Transportation.  Strong global origination at Commercial Finance contributed to double-digit growth in assets, revenues, and earnings.

“We are building a highly visible and sustainable growth pipeline around the world,” Immelt said.  “We are winning with technology and deepening customer relationships through services. Our total orders were up 32% to a record $25 billion, and total backlog grew $18 billion year-over-year, an increase of 42%. Major equipment orders were $13.1 billion, up 54%, and major equipment backlog grew to $44 billion, up 53%. Services orders were up 11%, and our Customer Service Agreement (CSA) backlog stands at $96 billion, up 10%.

“With our strong orders and momentum, we are forecasting third quarter EPS from continuing operations of $.54-.56, up 15-19% over comparable 2006 earnings.  We are reaffirming guidance for the full year and are on track to deliver a solid, low-risk performance in 2007 with high visibility to organic growth. We are increasing our 2007 share repurchase program to $14 billion, with the remaining $12 billion to be allocated over the second half of the year.  The Board of Directors

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increased the program, announced in 2004, to $27 billion and accelerated it by a year to be completed by the end of 2007,” Immelt said.

GE delivered its tenth straight quarter of organic revenue growth of 2-3 times global GDP generated by broad-based services and global market demand. Services revenues were up 12% and global revenues grew 21%, with $8.3 billion from developing markets, up 29%.

GE’s segment profit grew 11% and industrial segment operating profit margin increased 70 basis points to 17%. With year-to-date segment operating profit growth of 120 basis points, the company is on track to meet its goal of 100 basis points of margin expansion for the year.

“For the quarter, GE Money had strong global growth in revenues and assets, and increased segment profit 8% despite a loss at its U.S. mortgage business, WMC,” Immelt said. “We have made the decision to exit this business and substantially reduced our exposure by selling $3.7 billion of WMC loans in the quarter.

“NBC Universal grew segment profit 2% with a strong cable, film, and digital performance.  Its current operating improvements coupled with a successful upfront provides a solid foundation for future performance,” Immelt said.

“At Healthcare, the impact from the Deficit Reduction Act (DRA) and the continued regulatory suspension on shipments of surgical supplies by our OEC business was greater than expected,” Immelt said.  “In the short term, these challenges more than offset strong performances in our other Healthcare businesses. However, the future of this business remains solid.”

In the second quarter, GE realized a $0.5 billion after-tax gain from its nuclear joint venture with Hitachi. At the same time, GE recorded $0.6 billion of restructuring and other charges, including $0.2 billion that was recorded in the GE Money segment.  The company’s consolidated tax rate was 17%, consistent with the first quarter of 2007 and in line with expectations.

Second-Quarter 2007 Financial Highlights:

Earnings from continuing operations were a record $5.4 billion, up 12% from $4.8 billion in second quarter 2006. EPS from continuing operations were $.52, up 13% from last year’s $.46. GE’s Infrastructure and Commercial Finance businesses contributed strong double-digit earnings growth for the quarter.

Continuing revenues grew 12% to a record $42.3 billion. GE industrial sales were $24.3 billion, an increase of 10% from second quarter 2006, reflecting core growth and the net effects of acquisitions.   Financial services revenues grew 11% over last year to $17.1 billion, primarily reflecting core growth.

Cash generated from GE’s continuing operating activities (CFOA) in the first six months of 2007 totaled $11.6 billion, down 16% from $13.8 billion last year.  The decrease was the result of $3.0 billion of lower special dividends from GE Capital Services related to prior year proceeds from sales of insurance holdings, which more than offset an 11% increase from the industrial businesses’ continuing operations.

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Discontinued Operations for the second quarter reflected a $21 million profit, down from last year’s $0.1 billion. Effective in second quarter 2007, discontinued operations for all periods presented include the results of our Plastics business, expected to be sold in third quarter 2007, and the results of our former Advanced Materials business for periods prior to its sale in fourth quarter 2006. Accordingly, second quarter net earnings were $5.4 billion ($.53 per share) in 2007 and $4.9 billion ($.48 per share) in 2006.

“We have made significant changes to drive growth across the company and around the world. We have created a faster growing, higher returning set of businesses through smart acquisitions and dispositions.  We have diligently executed on our ‘growth as a process’ initiative.  We have invested in technology and services to better serve our customers,” Immelt said.  “Our financial goals have been clear: consistent, double-digit earnings growth with expanding margins and increasing returns.  We have delivered another quarter that meets our goals and reflects the power of our portfolio of leading businesses. We are investing and delivering.”

GE will discuss preliminary second-quarter results on a conference call and Webcast at 8:30 a.m. ET today.  Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

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GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide.  For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements”— that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest and exchange rates and commodity and equity prices; the commercial and consumer credit environment; the impact of regulation and regulatory and legal actions; strategic actions, including acquisitions and dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com

Investor Contact:
Dan Janki, 203.373.2468 (office)
dan.janki@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Three months ended June 30	2007	2006	V %	2007	2006	V %	2007	2006	V %

Revenues
Sales of goods and services	$24,112	$22,607		$24,330	$22,158		$28	$712
Other income	1,423	644		1,513	682		–	–
GECS earnings from continuing operations	–	–		2,167	2,594		–	–
GECS revenues from services	16,781	14,346		–	–		17,076	14,595
GECS commercial paper interest rate swap adjustment	–	148		–	–		–	148
Total revenues	42,316	37,745	12%	28,010	25,434	10%	17,104	15,455	11%

Costs and expenses
Cost of sales, operating and administrative expenses	27,708	25,496		21,256	19,341		6,806	6,512
Interest and other financial charges	5,718	4,480		422	439		5,540	4,196
Investment contracts, insurance losses and
insurance annuity benefits	892	793		–	–		925	831
Provision for losses on financing receivables	1,301	896		–	–		1,301	896
Minority interest in net earnings of consolidated affiliates	217	216		179	167		38	49
Total costs and expenses	35,836	31,881	12%	21,857	19,947	10%	14,610	12,484	17%

Earnings from continuing operations before income taxes	6,480	5,864	11%	6,153	5,487	12%	2,494	2,971	(16)%
Provision for income taxes	(1,081)	(1,063)		(754)	(686)		(327)	(377)
Earnings from continuing operations	5,399	4,801	12%	5,399	4,801	12%	2,167	2,594	(16)%

Earnings (loss) from discontinued operations, net of taxes	21	145		21	145		(1)	(2)

Net earnings	$5,420	$4,946	10%	$5,420	$4,946	10%	$2,166	$2,592	(16)%

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.52	$0.46	13%
Basic earnings per share	$0.53	$0.46	15%

Per-share amounts - net earnings
Diluted earnings per share	$0.53	$0.48	10%
Basic earnings per share	$0.53	$0.48	10%

Total average equivalent shares
Diluted shares	10,303	10,400	(1)%
Basic shares	10,268	10,362	(1)%

Dividends declared per share	$0.28	$0.25	12%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2006 consolidated financial statements at www.ge.com/annual06 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Six months ended June 30	2007	2006	V %	2007	2006	V %	2007	2006	V %

Revenues
Sales of goods and services	$45,209	$43,871		$45,600	$43,024		$60	$1,267
Other income	1,934	1,094		2,087	1,160		–	–
GECS earnings from continuing operations	–	–		5,192	4,999		–	–
GECS revenues from services	33,803	28,232		–	–		34,378	28,721
GECS commercial paper interest rate swap adjustment	–	356		–	–		–	356
Total revenues	80,946	73,553	10%	52,879	49,183	8%	34,438	30,344	13%

Costs and expenses
Cost of sales, operating and administrative expenses	53,029	50,236		40,386	38,084		13,275	12,748
Interest and other financial charges	11,375	8,793		955	788		10,864	8,290
Investment contracts, insurance losses and insurance
annuity benefits	1,752	1,542		–	–		1,855	1,636
Provision for losses on financing receivables	2,475	1,718		–	–		2,475	1,718
Minority interest in net earnings of consolidated affiliates	439	435		308	311		131	124
Total costs and expenses	69,070	62,724	10%	41,649	39,183	6%	28,600	24,516	17%

Earnings from continuing operations before income taxes	11,876	10,829	10%	11,230	10,000	12%	5,838	5,828	0%
Provision for income taxes	(2,010)	(2,015)		(1,364)	(1,186)		(646)	(829)
Earnings from continuing operations	9,866	8,814	12%	9,866	8,814	12%	5,192	4,999	4%

Earnings (loss) from discontinued operations, net of taxes	62	572		62	572		(3)	261

Net earnings	$9,928	$9,386	6%	$9,928	$9,386	6%	$5,189	$5,260	(1)%

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.96	$0.84	14%
Basic earnings per share	$0.96	$0.85	13%

Per-share amounts - net earnings
Diluted earnings per share	$0.96	$0.90	7%
Basic earnings per share	$0.97	$0.90	8%

Total average equivalent shares
Diluted shares	10,306	10,441	(1)%
Basic shares	10,272	10,403	(1)%

Dividends declared per share	$0.56	$0.50	12%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2006 consolidated financial statements at www.ge.com/annual06 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months			Six Months
	Ended June 30			Ended June 30
(Dollars in millions)	2007	2006	V %	2007	2006	V %

Revenues
Infrastructure	$13,913	$11,332	23	$25,896	$21,484	21
Commercial Finance	6,383	5,527	15	12,666	11,011	15
GE Money	6,145	5,268	17	11,952	10,358	15
Healthcare	4,127	4,156	(1)	7,768	7,815	(1)
NBC Universal	3,625	3,858	(6)	7,109	8,340	(15)
Industrial	6,220	6,473	(4)	12,048	12,384	(3)
Total segment revenues	40,413	36,614	10	77,439	71,392	8
Corporate items and eliminations	1,903	1,131	68	3,507	2,161	62

Consolidated revenues from continuing operations	$42,316	$37,745	12	$80,946	$73,553	10

Segment profit (a)
Infrastructure	$2,589	$2,107	23	$4,772	$3,810	25
Commercial Finance	1,250	1,057	18	2,671	2,231	20
GE Money	952	880	8	1,803	1,716	5
Healthcare	731	795	(8)	1,251	1,291	(3)
NBC Universal	904	882	2	1,595	1,536	4
Industrial	482	478	1	841	813	3
Total segment profit	6,908	6,199	11	12,933	11,397	13

Corporate items and eliminations	(333)	(273)	(22)	(748)	(609)	(23)
GE interest and other financial charges	(422)	(439)	4	(955)	(788)	(21)
GE provision for income taxes	(754)	(686)	(10)	(1,364)	(1,186)	(15)

Earnings from continuing operations	$5,399	$4,801	12	$9,866	$8,814	12

Earnings from discontinued operations (net of taxes)	$21	$145	(86)	$62	$572	(89)

Consolidated net earnings	$5,420	$4,946	10	$9,928	$9,386	6

(a)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team.  Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured – excluded in determining segment profit, which we also refer to as "operating profit," for Healthcare, NBC Universal, and the industrial businesses of the Infrastructure and Industrial segments; included in determining  segment profit, which we also refer to as "net earnings," for Commercial Finance, GE Money, and the financial services businesses of the Infrastructure segment (Aviation Financial Services, Energy Financial Services and Transportation Finance) and the Industrial segment (Equipment Services).

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months			Six Months
	Ended June 30			Ended June 30
(Dollars in millions)	2007	2006	V%	2007	2006	V%

Infrastructure
Revenues	$13,913	$11,332	23	$25,896	$21,484	21

Segment profit	$2,589	$2,107	23	$4,772	$3,810	25

Revenues
Aviation	$4,109	$3,291	25	$7,623	$6,332	20
Aviation Financial Services	1,088	981	11	2,337	1,915	22
Energy	5,140	4,442	16	9,533	8,277	15
Energy Financial Services	417	364	15	741	665	11
Oil & Gas	1,822	1,094	67	2,968	1,866	59
Transportation	1,109	1,002	11	2,231	2,025	10

Segment profit
Aviation	$853	$728	17	$1,608	$1,373	17
Aviation Financial Services	266	310	(14)	654	516	27
Energy	894	689	30	1,507	1,125	34
Energy Financial Services	169	146	16	270	263	3
Oil & Gas	190	108	76	291	163	79
Transportation	218	165	32	428	369	16

Commercial Finance
Revenues	$6,383	$5,527	15	$12,666	$11,011	15

Segment profit	$1,250	$1,057	18	$2,671	$2,231	20

Revenues
Capital Solutions	$3,069	$3,047	1	$5,962	$5,867	2
Real Estate	1,557	1,047	49	3,172	2,122	49

Segment profit
Capital Solutions	$454	$433	5	$834	$772	8
Real Estate	476	334	43	1,040	775	34

Industrial
Revenues	$6,220	$6,473	(4)	$12,048	$12,384	(3)

Segment profit	$482	$478	1	$841	$813	3

Revenues
Consumer & Industrial	$3,614	$3,852	(6)	$6,847	$7,386	(7)
Equipment Services	1,755	1,797	(2)	3,503	3,431	2

Segment profit
Consumer & Industrial	$362	$318	14	$629	$538	17
Equipment Services	54	60	(10)	73	76	(4)

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GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

	Consolidated		GE		Financial Services (GECS)
(Dollars in billions)	6/30/07	12/31/06	6/30/07	12/31/06	6/30/07	12/31/06

Assets
Cash & marketable securities	$61.0	$62.1	$2.6	$4.8	$58.8	$60.1
Receivables	12.7	13.4	13.1	13.8	–	–
Inventories	12.5	10.0	12.5	9.9	0.1	0.1
GECS financing receivables - net	350.0	334.2	–	–	350.1	334.2
Property, plant & equipment - net	76.4	70.9	13.4	12.7	63.0	58.2
Investment in GECS	–	–	55.1	54.1	–	–
Goodwill & intangible assets	92.5	84.4	64.4	58.4	28.2	26.0
Other assets	124.4	113.5	36.4	33.4	93.8	86.1
Assets of discontinued operations	9.0	8.7	9.0	8.7	–	–
Total assets	$738.5	$697.2	$206.5	$195.8	$594.0	$564.7

Liabilities and equity
Borrowings	$467.1	$432.8	$12.8	$11.1	$456.4	$426.3
Investment contracts, insurance liabilities
and insurance annuity benefits	34.6	34.5	–	–	35.0	34.8
Other liabilities & minority interest	117.8	115.0	75.1	70.3	47.1	49.0
Liabilities of discontinued operations	2.0	2.6	1.6	2.1	0.4	0.5
Shareowners' equity	117.0	112.3	117.0	112.3	55.1	54.1

Total liabilities and equity	$738.5	$697.2	$206.5	$195.8	$594.0	$564.7

June 30, 2007, information is unaudited.  Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2006 consolidated financial statements at www.ge.com/annual06 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules.  Specifically, we have referred to organic revenue growth for the three months ended June 30, 2007, compared with the three months ended June 30, 2006; and GE industrial segment operating profit margin excluding the effects of the GE industrial portion of Corporate items and eliminations.  The reasons we use these non-GAAP financial measures and their reconciliation to the most directly comparable GAAP financial measures follow.

(Dollars in millions)	Three months ended June 30
Organic Revenue Growth – Continuing Operations	2007	2006	V %

Revenues as reported	$42,316	$37,745	12%
Less the effects of
Acquisitions, business dispositions (other than dispositions of businesses acquired for investment)
and currency exchange rates	3,547	1,623
The GECS commercial paper interest rate swap adjustment	–	148
Revenues excluding the effects of acquisitions,
business dispositions (other than dispositions of
businesses acquired for investment) , currency
exchange rates and the GECS commercial paper
interest rate swap adjustment (organic revenues)	$38,769	$35,974	8%

	Three months			Three months
	ended June 30, 2007			ended June 30, 2006
GE Industrial Segment Operating Profit Margin	Revenues	Op profit	Op profit %	Revenues	Op profit	Op profit %	V pts.

As reported
Infrastructure	$13,913	$2,589		$11,332	$2,107
Industrial	6,220	482		6,473	478
Healthcare	4,127	731		4,156	795
NBC Universal	3,625	904		3,858	882
	27,885	4,706		25,819	4,262
Less the effects of
Financial services components reported
in Infrastructure and Industrial	3,321	504		3,182	532
Inter-company transactions between industrial
and financial services components	(147)	–		(200)	–
GE industrial segment operating profit margin
excluding the effects of the GE industrial portion
of Corporate items and eliminations	$24,711	$4,202	17.0%	$22,837	$3,730	16.3%	0.7pts.

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat.  In some cases, short-term patterns and long-term trends may be obscured by large factors or events.  For example, events or trends in a particular segment may be so significant as to obscure patterns and trends of our industrial or financial services businesses in total.  For this reason, we believe that investors may find it useful to see our revenue growth without the effects of acquisitions, dispositions, currency exchange rates and the GECS commercial paper interest rate swap adjustment; and GE industrial segment operating profit margin excluding the effects of the GE industrial portion of Corporate items and eliminations.

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